Exhibit 5.1

KPMG LLP
600 de Maisonneuve Blvd West

Suite 1500, Tour KPMG

Montréal (Québec) H3A 0A3

Tel. 514-840-2100

Fax. 514-840-2187

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors

BELLUS Health Inc.

We, KPMG, LLP, consent to the use of our:

-	report dated February 26, 2020, on the consolidated financial statements which comprise the consolidated statement of financial position as of December 31, 2019, the related consolidated statements of loss and comprehensive loss, changes in shareholders’ equity and cash flows for the year ended December 31, 2019, and the related notes;

-	report dated February 20, 2019, on the consolidated financial statements which comprise the consolidated statement of financial position as of December 31, 2018, the consolidated statements of loss and comprehensive loss, changes in shareholders’ equity and cash flows for the year then ended, and the notes to the consolidated financial statements, including a summary of significant accounting policies.

incorporated by reference herein.

/s/ KPMG LLP

December 14, 2020

Montreal, Canada